Exhibit 28(g)(5) under Form N-1A
Exhibit 99 under Item 601/Reg. S-K

Seventh Amendment to the Custody Agreement

This Amendment is made as of September 1, 2010 to the Custody Agreement (the “Agreement”) dated June 7, 2005, amended November 7, 2007, September 5, 2008, September 8, 2009, October 23, 2009, November 13, 2009 and January 13, 2010, between the Funds listed on Schedule II of the Agreement, as amended and restated by Exhibit A attached hereto (each a "Fund") and The Bank of New York Mellon (the "Custodian").

WHEREAS, each Fund and the Custodian wish to modify the provisions of the Agreement as set forth below;

NOW THEREFORE, each Fund and the Custodian agree to the following amendment.

1.           The funds listed in Schedule II to the Agreement, Schedule I of the Joint Trading Account Agreement, and Schedule I of the Foreign Custody Manager Agreement are amended and restated to include the funds listed on Exhibit A attached hereto:

2.           Within the Non-Money Market Fund Fee Schedule, the section entitled “Funds” following the section entitled “Earnings Credit Arrangement” is replaced in its entirety with the section entitled “Funds” attached hereto as Exhibit B.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

On behalf of each of the Funds indicated on Exhibit A attached hereto

By:   /s/ Richard A. Novak
By:  Richard A. Novak
Title:  Treasurer

THE BANK OF NEW YORK MELLON

By:  /s/ Peter D. Holland
By:  Peter D. Holland
Title:  Managing Director

Exhibit A
Schedule II of the Custody Agreement;
Schedule I of the Joint Trading Account Agreement;
Schedule I of the Foreign Custody Manager Agreement

A.           Non-Money Market Funds

Federated Enhanced Treasury Income Fund
Federated Global Equity Fund
Federated Global Macro Bond Fund
Federated Intermediate Municipal Trust
Federated Market Opportunity Fund
Federated MDT Stock Trust
Federated Michigan Intermediate Municipal Trust
Federated Municipal High Yield Advantage Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund

B.           Money Market Funds

Federated Automated Government Cash Reserves
Federated Capital Reserves Fund
Federated Government Obligations Tax Managed Fund
Federated Government Reserves Fund
Federated Municipal Trust
Federated U.S. Treasury Cash Reserves

Exhibit B
Amended and Restated
Section entitled “Funds”
of the Non-Money Market Fund Fee Schedule
(Exhibit D to Amendment dated November 8, 2007)

FUNDS

Federated Enhanced Treasury Income Fund
Federated Global Equity Fund
Federated Global Macro Bond Fund
Federated Intermediate Municipal Trust
Federated Market Opportunity Fund
Federated MDT Stock Trust
Federated Michigan Intermediate Municipal Trust
Federated Municipal High Yield Advantage Fund
Federated Municipal Securities Fund, Inc.
Federated New York Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund